Exhibit 99.1
NEWS
FOR IMMEDIATE RELEASE
Contacts:
Greg Burns                Mark Nogal
Media Relations                Investor Relations
(847) 402-5600                (847) 402-2800

Allstate Completes Exit of Life and Annuity Businesses
Agrees to sell Allstate Life Insurance Company of New York to Wilton Re

NORTHBROOK, Ill., March 29, 2021 – The Allstate Corporation (NYSE: ALL) has agreed to a transaction in which Wilton Re will pay $220 million to acquire Allstate Life Insurance Company of New York (ALNY). The transaction is expected to close in the second half of 2021, subject to regulatory approval and other closing conditions.

This transaction, along with the previously announced agreement to sell Allstate Life Insurance Company (ALIC) and certain affiliates to entities managed by Blackstone, completes Allstate’s exit from the life and annuity businesses. Allstate agents and exclusive financial specialists will continue to meet customers’ needs by offering a full suite of life insurance and retirement solutions from third-party providers.

“This transaction has minimal impact on our strategy of increasing market share in personal property-liability and expanding protection solutions for customers. Wilton Re is a trusted name with a history of excellent customer service and expert management of life insurance and annuity portfolios, so ALNY customers will be well protected,” said Mario Rizzo, Chief Financial Officer of Allstate.

Transaction details

Allstate has entered into a definitive agreement with Wilton Re to divest ALNY, including termination of an ALIC stop-loss reinsurance treaty. Allstate has agreed to contribute $660 million of capital into ALNY, then receive a payment of $220 million from Wilton Re. The transaction will reduce GAAP reserves and invested assets by $5 billion and $6 billion respectively. The combined divestitures of ALIC and ALNY will result in an estimated GAAP net loss of approximately $4 billion, which will be recorded in the first quarter of 2021, and generate approximately $1.7 billion of deployable capital.

Both transactions are expected to close in the second half of 2021, subject to regulatory approval and other closing conditions.

J.P. Morgan Securities LLC and Ardea Partners LP acted as financial advisers, and Willkie Farr & Gallagher LLP was the legal adviser to Allstate.

About Allstate
The Allstate Corporation (NYSE: ALL) protects people from life’s uncertainties with more than 175.9 million proprietary policies. Allstate offers a broad array of consumer protection products through diverse distribution channels, including auto and home insurance. Allstate is widely known from the slogan “You’re in Good Hands with Allstate.”

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

About Wilton Re
Wilton Re is a leading provider of in force and reinsurance solutions in the North American life insurance industry. With its proven experience, Wilton Re creates customized solutions that address the capital and operational needs of its clients. For more information about Wilton Re, please visit www.wiltonre.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.

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